Exhibit 99.1
NEWS BULLETIN
FROM:
FOR IMMEDIATE RELEASE
CalAmp Reports Fiscal 2010 Fourth Quarter and Full Year Results
OXNARD, Calif., May 6, 2010—CalAmp Corp. (Nasdaq: CAMP), a leading provider of wireless products, services and solutions, today reported results for its fourth quarter and full year ended February 28, 2010. Key elements include:
•	Fourth quarter revenue of $34.5 million, up 62% from prior year and up 12% sequentially; fiscal 2010 full year revenue of $112.1 million, up 14% from prior year.

•	Fourth quarter GAAP net loss of $1.3 million, or $0.05 loss per diluted share; Adjusted basis (non-GAAP) net loss of $0.5 million, or $0.02 loss per diluted share.

•	Full year operating cash inflow of $2.5 million.

•	Fiscal 2010 ending total debt balance of $10.1 million, down from $21.1 million at prior year end.
Rick Gold, CalAmp’s Chief Executive Officer, commented, “With fourth quarter revenues increasing 62% year-over-year and 12% sequentially, we had a strong finish to fiscal 2010. During this past year the Company achieved three important milestones. First, we re-established the competitive position of our satellite products business and returned it to operating profitability during the second half of the year. Second, we stabilized and repositioned our wireless datacom business for growth resulting in strong recent new orders and fourth quarter revenues showing 14% sequential growth. Finally, we significantly enhanced our liquidity position with the successful refinancing of our maturing bank debt. As we look ahead to fiscal 2011 and beyond, we believe that we can achieve profitable growth with innovative products addressing attractive wireless markets.”
Fiscal 2010 Fourth Quarter Results
Total revenue for the fiscal 2010 fourth quarter was $34.5 million compared to $21.3 million for the fourth quarter of fiscal 2009. The year-over-year increase in revenues was due to higher sales in both of the Company’s satellite and wireless datacom business segments.
Consolidated gross profit for the fiscal 2010 fourth quarter was $7.0 million or 20.2% of revenue compared to gross profit of $13.6 million or 63.7% of revenue, for the same period last year. Included in gross profit in the fiscal 2009 fourth quarter was a $9.0 million gain from the settlement of litigation with Rogers Corporation. Excluding the litigation settlement, fiscal 2009 fourth quarter gross profit was $4.6 million, or 21.5% of revenue. The 52% increase in gross profit in the latest quarter over the fourth quarter of last year (excluding the Rogers litigation settlement) is due to the year-over-year revenue increase.
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CalAmp Reports Fiscal 2010 Fourth Quarter and Full Year Results
May 6, 2010

Results of operations for the fiscal 2010 fourth quarter as determined in accordance with U.S. generally accepted accounting principles (“GAAP”) was a net loss of $1.3 million or $0.05 loss per diluted share. This compares to a net loss of $45.8 million or $1.85 loss per diluted share in the fourth quarter of last year. The fiscal 2009 fourth quarter net loss was primarily attributable to a $44.7 million impairment charge.
The Adjusted Basis (non-GAAP) net loss for the fiscal 2010 fourth quarter was $0.5 million, or $0.02 loss per diluted share, compared to Adjusted Basis net income of $3.0 million or $0.12 per diluted share for the same period last year. Adjusted Basis net income (loss) excludes the impact of impairment charges, amortization of intangible assets and stock-based compensation expense, and includes an income tax provision or benefit computed without giving effect to increases or decreases in the deferred income tax valuation allowance that are recognized for GAAP-basis financial reporting. A reconciliation of the GAAP basis pretax loss to Adjusted Basis net income (loss) is provided in the table at the end of this press release.
Liquidity
At February 28, 2010, the Company had total cash of $3.0 million and $10.1 million in total debt. Total debt at that date consists of $5.9 million drawn under the Company’s revolving bank credit facility and the $4.2 million carrying amount of subordinated debt. The unused borrowing capacity on the bank revolver was $6.1 million at February 28, 2010. Net cash provided by operating activities was $2.5 million for fiscal 2010.
Business Outlook
Commenting on the Company’s business outlook, Mr. Gold said, “We expect consolidated revenues for fiscal 2011 as a whole will increase in the range of 10% to 20% over fiscal 2010 with growth in both our satellite and wireless datacom businesses. Our satellite business is expected to benefit from the launch of several new products currently in development that should expand our served market and improve our gross profit margin. In addition, recent orders for wireless datacom products and a healthy pipeline of new opportunities have set the stage for growth to continue in fiscal 2011. We expect consolidated gross margin for fiscal 2011 as a whole will be in the range of 23% to 27% of revenue, and we expect fiscal 2011 total operating expenses will remain flat compared to fiscal 2010. Looking further ahead, we believe that we can achieve an annual revenue run rate greater than $200 million within the next two years, balanced between our satellite and wireless datacom businesses.”
Mr. Gold concluded, “While we expect revenues to increase over the course of fiscal 2011, given the nature of demand in both of our business segments, this growth is not expected to occur in a smooth and linear pattern. Based on current projections, we expect fiscal 2011 first quarter consolidated revenues will be up year-over-year but down on a sequential quarter basis and be in the range of $24 to $27 million, primarily due to lower sales in our satellite products business. We expect a GAAP basis net loss in the range of $0.08 to $0.12 per diluted share. The Adjusted Basis net loss for the first quarter, which excludes intangibles amortization expense and stock-based compensation expense, is expected to be in the range of a $0.03 to $0.07 loss per diluted share.”
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CalAmp Reports Fiscal 2010 Fourth Quarter and Full Year Results
May 6, 2010

Conference Call and Webcast
A conference call and simultaneous webcast to discuss fiscal 2010 fourth quarter and full year financial results and business outlook will be held today at 4:30 p.m. Eastern / 1:30 p.m. Pacific. CalAmp’s CEO Rick Gold and CFO Rick Vitelle will host the conference call. Participants can dial into the live conference call by calling 877-941-8632 (480-629-9821 for international callers). An audio replay will be available through May 13, 2010, by calling 800-406-7325 (303-590-3030 for international callers) and entering the access code 4291490.
Additionally, a live webcast of the call is available on CalAmp’s web site at www.calamp.com. Participants are encouraged to visit the web site at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. After the live webcast, a replay will remain available until the next quarterly conference call in the Investor Relations section of CalAmp’s web site.
About CalAmp Corp.
CalAmp provides wireless communications solutions that enable anytime/anywhere access to critical data and content. The Company serves customers in the public safety, industrial monitoring and controls, mobile resource management and direct broadcast satellite markets. For more information, please visit www.calamp.com.
Forward-Looking Statements
Statements in this press release that are not historical in nature are forward-looking statements that involve known and unknown risks and uncertainties. Words such as “may”, “will”, “expect”, “intend”, “plan”, “believe”, “seek”, “could”, “estimate”, “judgment”, “targeting”, “should”, “anticipate”, “goal” and variations of these words and similar expressions, are intended to identify forward-looking statements. Actual results could differ materially from those implied by such forward-looking statements due to a variety of factors, including product demand, competitive pressures and pricing declines in the Company’s satellite and wireless markets, the timing of customer approvals of new product designs, the length and extent of the global economic downturn that has and may continue to adversely affect the Company’s business, and other risks or uncertainties that are described in the Company’s Report on Form 10-K for fiscal 2010 as filed today with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be attained. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Rick Vitelle	Lasse Glassen
Chief Financial Officer	General Information
(805) 987-9000	(213) 486-6546
lglassen@mww.com
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CalAmp Reports Fiscal 2010 Fourth Quarter and Full Year Results
May 6, 2010

CAL AMP CORP.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share amounts)

	Three Months Ended		Year Ended
	February 28,		February 28,
	2010	2009	2010	2009

Revenues	$34,481	$21,327	$112,113	$98,370

Cost of revenues	27,499	7,739 (a)	89,723	60,244 (a)

Gross profit	6,982	13,588	22,390	38,126

Operating expenses:
Research and development	2,686	3,369	10,943	12,899
Selling	2,422	2,384	9,542	8,959
General and administrative	2,512	2,735	10,523	12,087
Intangible asset amortization	342	617	1,367	4,429
Impairment loss	—	44,736	—	44,736

	7,962	53,841	32,375	83,110

Operating loss	(980)	(40,253)	(9,985)	(44,984)

Non-operating expense, net	(352)	361	(2,240)	(911)

Loss before income taxes	(1,332)	(39,892)	(12,225)	(45,895)

Income tax benefit (provision)	—	(5,940)	1,374	(3,770)

Net loss	$(1,332)	$(45,832)	$(10,851)	$(49,665)

Basic and diluted loss per share	$(0.05)	$(1.85)	$(0.43)	$(2.01)

Shares used in basic and diluted per share calculations	26,442	24,810	25,309	24,765

(a)	Includes a $9 million gain from a legal settlement with Rogers Corporation in January 2009.
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CalAmp Reports Fiscal 2010 Fourth Quarter and Full Year Results
May 6, 2010

CAL AMP CORP.
BUSINESS SEGMENT INFORMATION
( In thousands)

	Three Months Ended				Year Ended
	February 28,				February 28,
	2010		2009		2010		2009
Revenue
Satellite	$18,700		$8,126		$54,715		$26,327
Wireless DataCom	15,781		13,201		57,398		72,043

Total revenue	$34,481		$21,327		$112,113		$98,370

Gross profit
Satellite	$1,853		$9,349	(a)	$4,258		$10,254	(a)
Wireless DataCom	5,129		4,239		18,132		27,872

Total gross profit	$6,982		$13,588		$22,390		$38,126

Operating income (loss)
Satellite	$740		$6,110	(a)(b)	$(111)		$3,616	(a)(b)
Wireless DataCom	(1,076	)(c)	(43,886	)(d)(e)	(5,867	)(c)	(42,206	)(d)(e)
Corporate expenses	(644)		(2,477	)(f)	(4,007)		(6,394	)(f)

Total operating loss	$(980)		$(40,253)		$(9,985)		$(44,984)

(a)	Includes a $9 million gain from a legal settlement with Rogers Corporation in January 2009.

(b)	Includes a Satellite segment goodwill impairment charge of $2.3 million for the three months and year ended February 28, 2009.

(c)	Includes intangible asset amortization expense in the three months and year ended February 28, 2010 of $0.3 million and $1.4 million, respectively.

(d)	Includes a Wireless DataCom segment impairment charge of $41.3 million for the three months and year ended February 28, 2009.

(e)	Includes intangible asset amortization expense in the three months and year ended February 28, 2009 of $0.6 million and $4.4 million, respectively.

(f)	Includes an impairment charge on investment in preferred stock of a privately held company of $1.1 million for the three months and year ended February 28, 2009.
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CalAmp Reports Fiscal 2010 Fourth Quarter and Full Year Results
May 6, 2010

CAL AMP CORP.
CONSOLIDATED BALANCE SHEETS
(In thousands)

	February 28,	February 28,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$2,986	$6,913
Accounts receivable, net	16,520	13,682
Inventories	10,608	15,139
Deferred income tax assets	2,656	3,479
Prepaid expenses and other current assets	4,720	4,962

Total current assets	37,490	44,175
Equipment and improvements, net	2,055	2,139
Deferred income tax assets, less current portion	10,017	13,111
Intangible assets, net	5,144	6,473
Other assets	2,247	3,749

	$56,953	$69,647

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of debt	$5,901	$21,078
Accounts payable	16,186	5,422
Accrued payroll and employee benefits	2,742	3,380
Deferred revenue	4,740	3,609
Other current liabilities	3,526	11,969

Total current liabilities	33,095	45,458

Long-term debt	4,170	—
Other non-current liabilities	489	990

Stockholders’ equity:
Common stock	277	252
Additional paid-in capital	151,453	144,881
Accumulated deficit	(131,665)	(120,814)
Accumulated other comprehensive loss	(866)	(1,120)

Total stockholders’ equity	19,199	23,199

	$56,953	$69,647

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CalAmp Reports Fiscal 2010 Fourth Quarter and Full Year Results
May 6, 2010

CAL AMP CORP.
CONSOLIDATED CASH FLOW STATEMENTS
(In thousands)

	Year Ended
	February 28,
	2010	2009
Cash flows from operating activities:
Net loss	$(10,851)	$(49,665)
Depreciation and amortization	2,522	6,549
Stock-based compensation expense	1,981	1,268
Impairment loss	—	44,736
Loss on sale of investment	1,008	—
Deferred tax assets, net	39	3,373
Changes in operating working capital	7,669	7,499
Other	104	—

Net cash provided by operating activities	2,472	13,760

Cash flows from investing activities:
Capital expenditures	(1,066)	(831)
Proceeds from sale of investment	992	—
Collections on note receivable	325	465
Earnout payments on TechnoCom acquisition	—	(1,183)
Other	(36)	108

Net cash provided (used) by investing activities	215	(1,441)

Cash flows from financing activities:
Proceeds from borrowings on lines of credit	7,551	—
Proceeds from issuance of subordinated debt	5,000	—
Net proceeds from sale of common stock	3,968	—
Debt repayments	(22,728)	(11,452)
Payment of debt issue costs	(544)	—

Net cash used in financing activities	(6,753)	(11,452)

Effect of exchange rate changes on cash	139	(542)

Net change in cash and cash equivalents	(3,927)	325

Cash and cash equivalents at beginning of period	6,913	6,588

Cash and cash equivalents at end of period	$2,986	$6,913

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CalAmp Reports Fiscal 2010 Fourth Quarter and Full Year Results
May 6, 2010

CAL AMP CORP.
NON-GAAP EARNINGS RECONCILIATION
(Unaudited, in thousands except per share amounts)
Non-GAAP Earnings Reconciliation
“GAAP” refers to financial information presented in accordance with Generally Accepted Accounting Principles in the United States. This press release includes historical non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. CalAmp believes that its presentation of historical non-GAAP financial measures provides useful supplementary information to investors. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.
In this press release, CalAmp reports the non-GAAP financial measures of Adjusted Basis Net Income (Loss) and Adjusted Basis Net Income (Loss) Per Diluted Share. CalAmp uses these non-GAAP financial measures to enhance the investor’s overall understanding of the financial performance and future prospects of CalAmp’s core business activities. Specifically, CalAmp believes that a report of Adjusted Basis Net Income (Loss) and Adjusted Basis Net Income (Loss) Per Diluted Share provides consistency in its financial reporting and facilitates the comparison of results of core business operations between its current and past periods.
The reconciliation of the GAAP Basis Pretax Loss to Adjusted Basis (non-GAAP) Net Income (Loss) is as follows:

	Three Months Ended				Year Ended
	February 28,				February 28,
	2010		2009		2010		2009

GAAP Basis Pretax Loss	$(1,332)		$(39,892)		$(12,225)		$(45,895)

Amortization of intangible assets	342		617		1,367		4,429
Stock-based compensation expense	565		430		1,981		1,268
Impairment charge	—		44,736		—		44,736

Pretax income (loss) (non-GAAP Basis)	(425)		5,891		(8,877)		4,538

Income tax benefit (provision) (non-GAAP basis)	(29	)(a)	(2,868	)(a)	3,919	(a)(b)	(2,868	)(a)

Adjusted Basis (non-GAAP) Net Income (Loss)	$(454)		$3,023		$(4,958)		$1,670

Adjusted Basis Net Income (Loss) Per Diluted Share	$(0.02)		$0.12		$(0.20)		$0.07

Weighted average common shares outstanding on diluted basis	26,442		24,810		25,309		24,765

(a)	The non-GAAP income tax benefit (provision) is computed using the Company’s combined U.S. federal and state statutory tax rate of 40.7%, excluding the pretax losses of foreign operations for which no income tax benefit is recognized and excluding the effects of increases and decreases in the deferred income tax valuation allowance.

(b)	Amount includes an income tax benefit of $1.4 million that was recognized in the fiscal 2010 third quarter as a result of the reversal of an uncertain tax position which was resolved.